Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Cannae Holdings, Inc.
Address of Joint Filer:	1701 Village Center Circle Las Vegas, NV 89134
Relationship of Joint Filer to Issuer:	10% Owner
Issuer Name and Ticker or Trading Symbol:	System1, Inc. [SST]
Date of Earliest Transaction Required to be Reported:	April 22, 2022
Designated Filer:	Cannae Holdings, Inc.

Signature:

CANNAE HOLDINGS, INC.

/s/ Michael L. Gravelle
Name:	Michael L. Gravelle
Title:	Executive Vice President, General Counsel and Corporate Secretary
Date:	April 26, 2022

Joint Filer Information

Name of Joint Filer:	Cannae Holdings, LLC
Address of Joint Filer:	c/o Cannae Holdings, Inc. 1701 Village Center Circle Las Vegas, NV 89134
Relationship of Joint Filer to Issuer:	10% Owner
Issuer Name and Ticker or Trading Symbol:	System1, Inc. [SST]
Date of Earliest Transaction Required to be Reported:	April 22, 2022
Designated Filer:	Cannae Holdings, Inc.

Signature:

CANNAE HOLDINGS, LLC

/s/ Michael L. Gravelle
Name:	Michael L. Gravelle
Title:	Managing Director, General Counsel and Corporate Secretary
Date:	April 26, 2022